Exhibit 10.4

MICROSTRATEGY INCORPORATED

Nonstatutory Stock Option Agreement

Granted Under the UK Sub-Plan to the 2023 Equity Incentive Plan

MicroStrategy Incorporated, a Delaware corporation, hereby grants the following stock option pursuant to its United Kingdom Sub-Plan to its 2023 Equity Incentive Plan. This Notice of Grant and the attached Terms and Conditions (which constitute a part hereof) are collectively the “Agreement”.

Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Number of shares of Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date:	Percentage of Option that Vests:
[]	[]% of the Option
[Insert Additional Vesting Dates and Amounts, as needed]

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of stock options satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities under this Agreement.

MICROSTRATEGY INCORPORATED

By:

Name:

Title:

PARTICIPANT

This Agreement has been accepted by:

###PARTICIPANT_NAME###

Dated: ###ACCEPTANCE_DATE###

MICROSTRATEGY INCORPORATED

Nonstatutory Stock Option Agreement

Granted Under the UK Sub-Plan to the 2023 Equity Incentive Plan

1. Grant of Option.

1.
This Agreement evidences the grant by MicroStrategy Incorporated, a Delaware corporation (“MicroStrategy”), on the grant date, set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in MicroStrategy’s United Kingdom Sub-Plan (the “Sub-Plan”) to the 2023 Equity Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of class A common stock, $0.001 par value per share, of MicroStrategy (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., U.S. Eastern time on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”). To accept this option, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of the option under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any options under this Agreement.

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 4 hereof or the Plan.

3. Change in Control Events.

(a) Definitions.

(i) “Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant principally works at a location that is more than 50 miles from the Participant’s principal work location immediately prior to the Change in Control Event.

(ii) “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by MicroStrategy, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if MicroStrategy determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(iii) A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of MicroStrategy after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of MicroStrategy entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from MicroStrategy (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of MicroStrategy (“Class B Common Stock”) or other voting securities of MicroStrategy, unless the Person exercising, converting or exchanging such security acquired such security directly from MicroStrategy or an underwriter or agent of MicroStrategy), (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(B) on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to MicroStrategy), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving MicroStrategy or a sale or other disposition of all or substantially all of the assets of MicroStrategy (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns MicroStrategy or substantially all of MicroStrategy’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by MicroStrategy or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(iv) “Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good Reason unless (x) the Participant gives MicroStrategy or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (y) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of MicroStrategy’s or the Acquiring Corporation’s receipt of such notice and (z) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following MicroStrategy’s or the Acquiring Corporation’s receipt of such notice.

(b) Effect on Option. Notwithstanding the provisions of Section 10(b) of the Plan or Section 2 above, in the event of a Change in Control Event:

(i) If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and this option is not assumed, or a substantially equivalent option substituted, by the Acquiring Corporation, this option shall automatically become exercisable in full immediately prior to such Change in Control Event; and

(ii) If either the Change in Control Event is also a Reorganization Event and the option is assumed or a substantially equivalent option substituted or the Change in Control Event is not a Reorganization Event, then in either such case this option shall continue to vest in accordance with the original vesting schedule set forth in Section 2 above; provided, however, that this option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant (which election and signature may be electronic, to the extent provided by the Company), and received by MicroStrategy at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant is only permitted to use the methods of payment in Sections 5(f)(i) and 5(f)(ii) of the Plan and, to the extent approved by the Board, any other lawful consideration permitted under the Plan as the Board may determine, including by combination of any of the foregoing permitted forms of payment. The Participant may purchase less than the number of shares covered hereby; provided, however, no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an Eligible Participant.

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided, however, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and with any Specified Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and no Specified Company has terminated such relationship for

“Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided, however, this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and provided, further, that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship as an Eligible Participant with a Specified Company is terminated for Cause, the right to exercise this option shall terminate immediately upon the effective time of such termination of employment or other relationship as an Eligible Participant; provided, however, if the determination that the Participant is terminated for Cause is made by the Specified Company after the time of such termination of employment or other relationship as an Eligible Participant, the right to exercise this option shall terminate immediately upon the date the Participant is given notice by a Specified Company that the Specified Company has determined that the termination is for Cause (or such other date, not later than the Final Exercise Date, that is specified in such notice). If, prior to the Final Exercise Date, the Participant is given notice by a Specified Company of the termination of his or her employment or other relationship as an Eligible Participant by a Specified Company for Cause, and the effective time of such employment or other termination is subsequent to the time of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (x) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship as an Eligible Participant shall not be terminated for Cause as provided in such notice or (y) the effective time of such termination of employment or other relationship as an Eligible Participant (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective time of such termination of employment or other relationship as an Eligible Participant).

(f) Severance Pay. This option and the Plan and Sub-Plan shall be disregarded for the purposes of calculating any end-of-service severance or other termination payment, to the extent such end-of-service severance or termination payment is due to the Participant.

5. Withholding.

(a) No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to MicroStrategy for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) As a condition of exercise of this option, the Participant hereby agrees that he or she shall indemnify and keep indemnified MicroStrategy and the Participant’s employer on a continuing basis in respect of any amounts of federal, state or local tax or social security contributions or other deductions required by law, arising from the exercise of this option or the holding or disposal of the Shares acquired pursuant to this option, or which would not otherwise have arisen but for the grant of this option to the Participant.

6. Nontransferability of Option.

This option shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

7. Data Privacy.

(a) Collection, Use and Processing of Personal Information. In connection with this agreement and the grant of this option, the Company may collect, process, use and/or disclose personal information about the Participant. Any such information will be collected, processed used and/or disclosed in accordance with the Privacy Policy provided to the Participant and available from the Company’s legal department (the “Privacy Policy”). The processing of personal information in order to implement, administer, and manage the Plan and Sub-Plan is justified by reasons other than consent, as explained in the Privacy Policy.

(b) Transfer of Personal Information. In connection with this agreement and the grant of this option, the Company may transfer any personal information referred to in Section 7(a) above outside or within the country in which the Participant works or is employed, including to the United States of America, to categories of transferees as described in the Privacy Policy. The transfer of personal information in order to implement, administer, and manage the Plan and Sub-Plan is justified by reasons other than consent, as explained in the Privacy Policy.

8. Miscellaneous.

(a) Provisions of the Plan. This option is subject to the provisions of the Sub-Plan and the Plan (including the provisions relating to amendments to the Plan), copies of which are furnished to the Participant with this option. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

(b) Terms of Employment Unaffected. The terms of employment of the Participant shall not be affected by his or her participation in the Plan and the Sub-Plan, which shall neither form a part of such terms nor entitle him or her to take into account such participation in calculating any compensation or damages upon the termination of his or her employment for any reason.

9. Participant’s Acknowledgements.

The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future. To accept this award, the Participant acknowledges that they must accept this Agreement within six (6) months of the Grant Date. Neither the Company nor any employee of the MicroStrategy group can advise the Participant on whether the Participant should participate in the Plan and Sub-Plan or accept the grant of this option, or provide the Participant with any legal, tax or financial advice with respect to the grant of this option. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of the options under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any options under this Agreement.